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                                                               EXHIBIT 10.15 (B)

                     FIRST AMENDMENT TO AMENDED AND RESTATED
                    CREDIT AGREEMENT (FIVE YEAR) AND CONSENT

          THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (FIVE
YEAR) AND CONSENT, dated as of June 17, 2002 (this "AMENDMENT"), amends the Amended and Restated Credit Agreement (Five Year), dated as of May 29, 2001 (the "CREDIT AGREEMENT"), among NASCO INTERNATIONAL, INC., a Wisconsin corporation (the "BORROWER"), the various financial institutions parties thereto (collectively, the "LENDERS") and BANK OF AMERICA, N.A., as administrative agent (the "AGENT") for the Lenders. Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

          WHEREAS, the parties hereto have entered into the Credit Agreement, which provides for the Lenders to extend certain credit facilities to the Borrower from time to time;

          WHEREAS, the Borrower proposes to merge with and into The Aristotle Corporation ("ARISTOTLE") pursuant to a Merger Agreement described in the Proxy Statement - Prospectus of Aristotle dated May 15, 2002 (such merger being referred to as the "MERGER"); and

          WHEREAS, Triarco Arts & Crafts, Inc., American Educational Products, Inc., Hubbard Scientific, Inc. and Scott Resources, Inc. shall be converted into limited liability companies named Triarco Arts & Crafts LLC, American Educational Products LLC, Hubbard Scientific LLC, and Scott Resources LLC, respectively, organized in Delaware, Colorado, Colorado and Colorado, respectively (such conversion being referred to as the "CONVERSION");

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

     SECTION 1. AMENDMENTS. Effective as of the date hereof, the Credit Agreement shall be amended as set forth in Section 1.1 through 1.6 hereof.

          SECTION 1.1 ADDITIONAL DEFINITIONS. Section 1.1 of the Credit Agreement is hereby amended by the addition of the following definitions in proper alphabetical order:

          "ASSUMED INCOME TAXES" means for any period, federal, state, local and foreign taxes that would have been payable by the Borrower and its Pledged Subsidiaries as a consolidated group, without giving effect to the Merger or any income or expense related to Non-Pledged Assets.

          "ASSUMED MANAGEMENT FEE AMOUNT" means $1,708,321 (minus any management or similar fees paid to an Affiliate between January 1, 2002 and the effective date of the Second Amendment hereto), during the 2002 Fiscal Year and thereafter shall be the following amounts in the following Fiscal Years:

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                       Fiscal Year                    Amount
                       -----------                    ------

                       2003                         $1,810,821
                       2004                         $1,919,470
                       2005                         $2,034,638
                       2006                         $2,156,176

          "MAXIMUM AVAILABLE AMOUNT" means at any time, (i) the sum of, (A) Non-Pledged Assets PLUS (B) Assumed Income Taxes after the effective date of the Merger (less the amount of federal, state and local income taxes actually paid by the Borrower and its Pledged Subsidiaries in said period) plus (c) the Assumed Management Fee Amount MINUS (ii) the sum of (A) payments paid after the date of the Merger in reliance on clause (i) of the PROVISO to the Section 7.2.6 PLUS (B) management fees paid in reliance upon clause (ii) of the parenthetical phrase in Section 7.2.15 plus (C) tax sharing payments made to Holdings after the effective date of the Merger in respect of tax obligations arising after the effective date of the Merger.

          "NON-PLEDGED ASSETS" mean $3,200,000 on the date hereof PLUS the amount of any dividends, distributions or tax sharing payments to the Borrower after the date hereof from Non-Pledged Subsidiaries.

          "NON-PLEDGED SUBSIDIARY" means a Subsidiary other than a Pledged Subsidiary.

          "PLEDGED SUBSIDIARY" means each Subsidiary of the Borrower, the equity interests of which are pledged pursuant to the Pledge Agreement.

          SECTION 1.2 AMENDED DEFINITIONS. Section 1.1 of the Credit Agreement is hereby amended by the deletion of the definitions of "Change of Control," "Consolidated Current Assets," "Consolidated Current Assets Level," Consolidated Debt Service Coverage Ratio," "Consolidated Net Income," "Consolidated Net Worth," "EBITDA" and "Excess Cash Flow" and the substitution of the following in proper alphabetical order:

          "CHANGE IN CONTROL" means

               (a) at any time when the aggregate principal amount of Indebtedness outstanding hereunder exceeds $10,000,000, Edward Netter and members of his family shall cease to own and control, individually or in the aggregate, directly or through corporations controlled by Edward Netter and members of his family, for any reason, free and clear of all Liens, options or other encumbrances or rights (other than any pledge of capital stock of Geneve granted in favor of a commercial lender securing Indebtedness, which Indebtedness may not exceed $10,000,000 in principal amount unless and until the outstanding principal amount of all Loans is equal to or less than $10,000,000, it being understood and agreed that foreclosure upon such Lien shall constitute a "Change in Control"), at least 51% of the outstanding shares of capital stock having ordinary voting power for the election of directors of Geneve on a fully diluted basis, other than by reason of death or legal incapacity, in which case a "Change in Control" shall not be deemed to occur until the date which is six months after such death or legal incapacity; or

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               (b)  the failure of Geneve to own and control, directly or indirectly and free and clear of all Liens, options or other encumbrances or rights, at least 51% of the outstanding shares of capital stock having ordinary voting power for the election of directors of the Borrower on a fully diluted basis.

               "CONSOLIDATED CURRENT ASSETS" means, as of the close of any month in each Fiscal Year, all amounts which, in accordance with GAAP consistently applied, would be included as current assets on a consolidated balance sheet of the Borrower (other than Non-Pledged Assets) and each of its Pledged Subsidiaries at such time, but in any event not including any cash or Cash Equivalent Investments.

               "CONSOLIDATED CURRENT ASSETS LEVEL" means, as of the last day of any Fiscal Quarter, the sum of (i) 80% of all amounts (but not including Non-Pledged Assets) which, in accordance with GAAP consistently applied, would be included as gross accounts receivable on a consolidated balance sheet of the Borrower and each of its Pledged Subsidiaries at such time plus (ii) 60% of all amounts (but not including Non-Pledged Assets) which, in accordance with GAAP consistently applied, would be included as gross inventory on a consolidated balance sheet of the Borrower and each of its Pledged Subsidiaries at such time.

               "CONSOLIDATED DEBT SERVICE COVERAGE RATIO" means, as of the close of any Fiscal Quarter, the ratio of:

               (a) EBITDA computed for the four consecutive Fiscal Quarters ending on the computation date

               TO

               (b)  the sum of

               (i) Consolidated Interest Expense of the Borrower and each of its Subsidiaries computed for four consecutive Fiscal Quarters ending on the computation date,

               PLUS

               (ii) Required Principal Payments as of such computation date.

               "CONSOLIDATED INTEREST EXPENSE" means, for any Fiscal Quarter, the aggregate interest expense of the Borrower and each of its Pledged Subsidiaries or the Borrower and each of its Subsidiaries, as applicable, for such Fiscal Quarter, as determined in accordance with GAAP consistently applied, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptances and net costs under interest rate swap or exchange agreements and the portion of any obligation under capital leases allocable to interest expense but excluding in any event any amounts payable under the Agent's Fee Letter.

               "CONSOLIDATED NET INCOME" means, for any period, all amounts which, in conformity with GAAP consistently applied, would be included under net income (but

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          not including income derived from Non-Pledged Assets) on a consolidated income statement of the Borrower and each of its Pledged Subsidiaries for such period.

               "CONSOLIDATED NET WORTH" means, at any time, all amounts which, in accordance with GAAP consistently applied, would be included under shareholders' equity on a consolidated balance sheet of the Borrower and each of its Pledged Subsidiaries at such time; PROVIDED that, in any event, such amounts are to be net of (i) amounts carried on the books of the Borrower and each of its Subsidiaries for treasury stock and (ii) Non-Pledged Assets.

               "EBITDA" means, for any period, Consolidated Net Income for such period PLUS to the extent deducted in determining such Consolidated Net Income, Consolidated Interest Expense of the Borrower and its Pledged Subsidiaries, income tax expense, depreciation and amortization of the Borrower and its Pledged Subsidiaries for such period; PROVIDED that for purposes of calculating EBITDA for any Period, the consolidated net income of any Person acquired by the Borrower or any Pledged Subsidiary during such period (plus, to the extent deducted in determining such consolidated net income, interest expense, income tax expense, depreciation and amortization of such Person) shall be included on a PRO FORMA basis for such period (assuming the consummation of each such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period, but adjusted to add back non-recurring expenses (such as owner compensation) to the extent disclosed to and approved by the Required Lenders) based upon (a) to the extent available, (i) the audited consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the fiscal year of such Person preceding the acquisition of such Person and the related audited consolidated statements of income, stockholders' equity and cash flows for such fiscal year and (ii) any subsequent unaudited financial statements for such Person for the period prior to the acquisition of such Person so long as such statements were prepared on a basis consistent with the audited financial statements referred to above or (b) to the extent the items listed in CLAUSE (A) are not available, such historical financial statements and other information as is disclosed to, and approved by, the Required Lenders.

          "EXCESS CASH FLOW" means, for any period, the remainder of

               (a)  Consolidated Net Income for such period,

          PLUS

               (b) to the extent deducted in determining such Consolidated Net Income, income tax expense, depreciation and amortization for such period,

          PLUS

               (c)  any decrease in working capital during such period

          PLUS

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               (d)  any non-cash charges

          LESS

               (e)  the sum, without duplication of

                    (i) scheduled repayments of the loans made during such period pursuant to SECTION 3.1.1,

          PLUS

                    (ii)   voluntary prepayments of the Loans pursuant to
          SECTION 3.1.2 during such period,

          PLUS

                    (iii) cash payments made in such period with respect to Capital Expenditures,

          PLUS

                    (iv)   all Assumed Income Taxes during such period,

          PLUS

                    (v)    any increases in working capital during such period.

          SECTION 1.3 FINANCIAL INFORMATION. Sections 7.1.1 of the Credit Agreement is hereby amended by the addition of the following clauses (i) and (j):

                    "(i)   as soon as available and in any event within 60 days
            after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower and 90 days after the end of the last Fiscal Quarter of each Fiscal Year of the Borrower, combined balance sheets of the Borrower and its Pledged Subsidiaries as of the end of such Fiscal Quarter, and combined statements of earnings and cash flow of the Borrower and its Pledged Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, excluding Non Pledged Assets and any income related thereto certified by the chief financial Authorized Officer of the Borrower; and

                    (j) within 30 days after each month, a report identifying the Non-Pledged Assets, income applicable to Non-Pledged Assets and Assumed Income Taxes;"

          SECTION 1.4 NEGATIVE COVENANTS. Section 7.2.1, 7.2.2, 7.2.3, 7.2.5, 7.2.6, 7.2.7, 7.2.8, 7.2.9, 7.2.10, 7.2.15 and 7.2.16 of the Credit
     Agreement are hereby amended to state in their entirety as follows:

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          "SECTION 7.2.1 BUSINESS ACTIVITIES. The Borrower will not, and will not permit any of its Pledged Subsidiaries to, engage in any business activity, other than the business of selling, primarily through mail order and electronic means, teaching aids and equipment to educators and specialized equipment and supplies to farmers, ranchers, laboratories, hospitals and emergency services, and in the financial services business and such activities as may be incidental or directly related thereto.

          SECTION 7.2.2 INDEBTEDNESS. The Borrower will not, and will not permit any of its Pledged Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

          (a)  Indebtedness in respect of the Loans and other Obligations;

          (b) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money and Contingent Liabilities);

          (c) Indebtedness of the Borrower and its Pledged Subsidiaries in respect of Capitalized Lease Liabilities to the extent permitted in Section 7.2.7;

          (d)  Indebtedness under the Credit Agreement (364 Days);

          (e) Indebtedness of the Borrower comprising reimbursement obligations in respect of letters of credit issued to support imported merchandise purchased from time to time by the Borrower, provided that the aggregate amount of all such letters of credit and, in turn, of all such reimbursement obligations, shall not exceed $500,000;

          (f) Indebtedness of the Borrower incurred in connection with the Guaranty, dated as of April 16, 2001 in favor of J-Star Industries, Inc. pursuant to which the Borrower has guaranteed the obligations of NHI, LLC under the Environmental Remediation and Indemnification Agreement, dated as of April 16, 2001, by and between NHI, LLC and J-Star Industries, Inc. and the Environmental Escrow Agreement, dated as of April 16, 2001, by and between NHI, LLC and J-Star Industries, Inc; and

          (g) Non-recourse Indebtedness of the Borrower secured only by Non-Pledged Assets.

          SECTION 7.2.3 LIENS. The Borrower will not, and will not permit any of its Pledged Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

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          (a)  Liens securing payment of the Obligations and the "Obligations"
     under the Credit Agreement (364 Days), granted pursuant to any Loan
     Document;

          (b) Other than with respect to the Mortgaged Real Property and the Modesto Property (as to which the provisions of the Mortgage and the Modesto Mortgage shall govern and control), liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate action and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (c) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate action and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (d) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

          (e) judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

          (f)  Liens to secure the reimbursement obligations permitted under
     Section 7.2.2(e) on the merchandise financed with the letters of credit described therein;

          (g) Permitted Encumbrances (as defined in the Mortgage) with respect to the Mortgaged Real Property and the Modesto Property; and

          (h)  Liens on Non Pledged Assets.

          SECTION 7.2.5. INVESTMENTS. Subject to Section 7.2.18, the Borrower will not, and will not permit any of its Pledged Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

          (a)  Cash Equivalent Investments;

          (b) without duplication, Investments permitted as Indebtedness pursuant to Section 7.2.2;

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          (c)  without duplication, Investments permitted as Capital
     Expenditures pursuant to Section 7.2.7;

          (d) (i) Investments made prior to the Effective Date in its Subsidiaries, (ii) from and after the Effective Date and in the ordinary course of business, Investments by the Borrower in its Pledged Subsidiaries in an aggregate amount not to exceed $3,000,000 at any one time outstanding, or by any such Pledged Subsidiary in any of its Pledged Subsidiaries, by way of contributions to capital or loans or advances and
     (iii) from and after the Effective Date, Investments by the Borrower in Geneve in an aggregate amount not to exceed $3,000,000 at any one time outstanding (provided, that all such Investments shall be by way of loans to Geneve made by the Borrower and evidenced by one or more promissory notes (each such promissory note to be in form and substance reasonably satisfactory to the Agent) duly executed and delivered in pledge to the Agent; and

          (e)  Investments by the Borrower made with Non Pledged Assets;

          provided, however, that

          (f) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

          (g) no Investment otherwise permitted by clause (b), (c) or (d) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

          SECTION 7.2.6 RESTRICTED PAYMENTS, ETC. On and at all times after the Effective Date subject to Section 7.2.18:

          (a) the Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock), or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of, the Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower;

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          (b)  the Borrower will not prepay any other Indebtedness or prepay or repay any Subordinated Debt, except as expressly permitted under CLAUSE (D) of SECTION 7.2.2; and

          (c) the Borrower will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes;

     PROVIDED, HOWEVER, that, (i) the Borrower may pay dividends or make any distribution of up to the Maximum Available Amount; and (ii) in any fiscal year the Borrower may pay a dividend up to an amount equal to 50% of the Excess Cash Flow for the preceding Fiscal Year (so long as the Borrower has first made the mandatory prepayment pursuant to SECTION 3.1.2(D) therein)."

          SECTION 7.2.7 CAPITAL EXPENDITURES, ETC. The Borrower will not, and will not permit any of its Pledged Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year in excess of $2,700,000 in the aggregate, except that the Borrower may make Capital Expenditures financed with Non Pledged Assets.

          SECTION 7.2.8 TAKE OR PAY CONTRACTS. The Borrower will not, and will not permit any of its Pledged Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Pledged Subsidiary regardless of whether such materials, supplies, other property or services are delivered or furnished to it, unless the aggregate amount payable under all such arrangements shall not exceed $100,000 in any calendar year.

          SECTION 7.2.9 CONSOLIDATION, MERGER, ETC. The Borrower will not, and will not permit any of its Pledged Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except

               (a) any such Pledged Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any wholly-owned Pledged Subsidiary, and the assets or stock of any Pledged Subsidiary may be purchased or otherwise acquired by the Borrower or any Pledged wholly-owned Subsidiary;

               (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Pledged Subsidiaries may purchase all or substantially all of the assets of any Person, or acquire such Person by merger, if permitted (without duplication) by Section 7.2.7 to be made as a Capital Expenditure (provided that any amounts so expended shall count as Capital Expenditures for purposes of Section 7.2.7); provided, that the Borrower

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          may purchase all or substantially all of the assets of any Person (or of any division thereof) all of the assets of any Person (or of any division thereof) financed solely with Non Pledged Assets.

          SECTION 7.2.10 ASSET DISPOSITIONS, ETC. The Borrower will not, and will not permit any of its Pledged Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, other than the sale of inventory in the ordinary course of business, unless (a) permitted by Section 7.2.6 or 7.2.9, (b) in addition to the exceptions provided in the foregoing clause (a), the net book value of such assets, together with the net book value of all other assets sold, transferred, leased, contributed or conveyed by the Borrower or any of its Pledged Subsidiaries pursuant to this clause (b) since the Effective Date, does not exceed $250,000 or (c) such assets consist of Non Pledged Assets.

          SECTION 7.2.15 MANAGEMENT FEES. The Borrower will not, and will not permit any of its Pledged Subsidiaries to, pay management or similar fees to any Affiliate (other than (i) payments by any of the Borrower's Pledged Subsidiaries to the Borrower and (ii) payments not in excess of the Maximum Available Amount) without the written approval of the Required Lenders."

     SECTION 1.5 TAX SHARING PAYMENTS. Section 7.2.16 of the Credit Agreement is hereby amended to state in its entirety as follows:

          "SECTION 7.2.16 TAX SHARING PAYMENTS. The Borrower will not, and will not permit any of its Pledged Subsidiaries to make, any tax sharing payments to Holdings in excess of the Maximum Available Amount."

     SECTION 1.6 INVESTMENT RESTRICTION AND COLLATERAL.

     Article VII of the Credit Agreement is hereby amended by the addition of the following section at the end:

          "Section 7.2.18 INVESTMENT RESTRICTION. Notwithstanding any other provisions of this Agreement, the Borrower will not, and will not permit any of its Pledged Subsidiaries, to make, incur, assume or suffer to exist any Investment in any Non Pledged Subsidiary except as listed on Schedule 7.2.18. except that the Borrower may make Investments in Non Pledged Subsidiaries financed solely with Non Pledged Assets"

          "Section 7.2.19 COLLATERAL DOCUMENTS. The Borrower will deliver such amendments to the Security Agreement, Pledge Agreement, Subsidiary Pledge Agreement and Subsidiary Security Agreement within fourteen days after the effective date of the Second Amendment hereto as the Agent may deem reasonably

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          necessary to continue the security interests thereunder after giving effect to the Merger and Conversion. The Borrower will also deliver such amendments related to real estate collateral documents within thirty days after the effective date of the Second Amendment hereto as the Agent may deem reasonably necessary to continue the security interests thereunder after giving effect to the Merger and Conversion."

     SECTION 2. CONSENT.

       The Lenders hereby consent to the Merger and the Conversion, notwithstanding any provisions of Sections 7.2.1 or 7.2.9 of the Credit Agreement to the contrary. This Consent shall be limited to its terms and shall constitute a waiver of any other rights that the Lenders may have under the Loan Documents from time to time.

     SECTION 3. CONDITIONS PRECEDENT. This Amendment shall become effective when each of the conditions precedent set forth in this SECTION 2 shall have been satisfied, and notice thereof shall have been given by the Agent to the Borrower and the Lenders.

       SECTION 3.1 RECEIPT OF DOCUMENTS. The Agent shall have received all of the following documents duly executed, dated the date hereof or such other date as shall be acceptable to the Agent, and in form and substance satisfactory to the Agent:

       (a) AMENDMENT. This Amendment, duly executed by the Borrower, the Agent and the Lenders.

       (b) ASSUMPTION. An assumption by Aristotle of the obligations of the Borrower under the Credit Agreement and the Loan Documents in the form of Exhibit A hereto.

       (c) SECRETARY'S CERTIFICATE. A certificate of the secretary or an assistant secretary of the Borrower, as to (i) resolutions of the Board of Directors of the Borrower then in full force and effect authorizing the execution, delivery and performance of this Amendment and each other document described herein, and (ii) the incumbency and signatures of those officers of the Borrower authorized to act with respect to this Amendment and each other document described therein.

       SECTION 3.2 COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. Both before and after giving effect to the effectiveness of this Amendment, the following statements by the Borrower shall be true and correct (and the Borrower, by its execution of this Amendment, hereby represents and warrants to the Agent and each Lender that such statements are true and correct as at such times):

       (a) the representations and warranties set forth in Article VI of the Credit Agreement shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

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          (b)  no Default shall have then occurred and be continuing.

       SECTION 3.3 MERGER. The Merger and the Conversion shall have been completed and the Borrower shall have delivered a Certificate to the Agent to that effect.

     SECTION 4. REPRESENTATIONS AND WARRANTIES. To induce the Lenders and the Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Agent and each Lender as follows:

       SECTION 4.1 DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution, delivery and performance by the Borrower of this Amendment and the completion of the Merger and the Conversion are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not

          (a)  contravene the Borrower's Organic Documents;

          (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower; or

          (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's properties.

       SECTION 4.2 GOVERNMENT APPROVAL, REGULATION, ETC. All authorizations and approvals and other actions by, and notices to and filings with, any governmental authority or regulatory body or other Person required for the due execution, delivery or performance by the Borrower of this Amendment or the completion of the Merger and the Conversion shall have been made.

       SECTION 4.3 VALIDITY, ETC. This Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.

       SECTION 4.4 PROFORMA FINANCIAL STATEMENTS. The proforma consolidating financial statement of the Borrower and its Subsidiaries delivered to the Agent dated as at December 31, 2001 as set forth in the Proxy Statement - Prospectus of Aristotle dated May 15, 2002 fairly presents the financial condition of the Borrower and its Subsidiaries giving effect to the Merger and Conversion.

     SECTION 5. MISCELLANEOUS.

       SECTION 5.1 CONTINUING EFFECTIVENESS, ETC. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect. After the effectiveness of this Amendment in accordance with its terms, all references to the Credit Agreement in the Loan Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as amended hereby.

       SECTION 5.2 PAYMENT OF COSTS AND EXPENSES. The Borrower agrees to pay on demand all expenses of the Agent (including the fees and out-of-pocket expenses of counsel to the Agent) in connection with the negotiation, preparation, execution and delivery of this Amendment.

       SECTION 5.3 SEVERABILITY. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

       SECTION 5.4 HEADINGS. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

       SECTION 5.5 EXECUTION IN COUNTERPARTS. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

       SECTION 5.6 GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

       SECTION 5.7 SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                     NASCO INTERNATIONAL, INC.


                                     By /s/ Steven B. Lapin
                                        -------------------------------
                                     Title: Vice President
                                            ---------------------------

                                     BANK OF AMERICA, N.A.


                                     By Mark Motuelle
                                        -------------------------------
                                     Title: Vice President
                                            ---------------------------

                                     BANK OF AMERICA, N.A., as Agent


                                     By David Johnson
                                        -------------------------------
                                     Title: Vice President
                                            ---------------------------


                                     BANK ONE, WISCONSIN


                                     By Mark P. Bruss
                                        -------------------------------
                                     Title: First Vice President
                                            ---------------------------

                                    Exhibit A

                              Assumption Agreement

                                                             _____________, 2002



TO:  The Agent and the Lenders that
     are parties to the Credit Agreement
     referred to below

     Please refer to the Amended and Restated Credit Agreement (Five Year) dated as of May 29, 2001 (as amended or otherwise modified on or prior to the date hereof, the "Credit Agreement") among NASCO International, Inc., as Borrower (the "Borrower"), the commercial lending institutions party thereto and Bank of America, N.A., as Administrative Agent (the "Agent"). This Assumption Agreement is delivered pursuant to Section 3.1 of the First Amendment to the Credit Agreement.

     The undersigned, The Aristotle Corporation, hereby (a) assumes all rights and obligations of the Borrower under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), (b) acknowledges that it has received a copy of the Credit Agreement and each of the other Loan Documents as in effect on the date hereof and (c) acknowledges that it shall be bound by the provisions of the Credit Agreement and the other Loan Documents (to the extent the Borrower was party thereto) as if it were an original signatory thereto and that all references to the "Borrower" in the Credit Agreement and each other Loan Document shall hereafter be deemed to be references to The Aristotle Corporation.

     This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Assumption Agreement as of the date and year first written above.

                                        THE ARISTOTLE CORPORATION


                                        By:______________________________
                                        Name Printed:______________________
                                        Title:_____________________________


                                      A-1